UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2023

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Park Place, Suite 200

Annapolis, Maryland 21401

(Address of Principal Executive Offices)

(410) 571-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and 3.750% Green Exchangeable Senior Unsecured Notes due 2028

On August 11, 2023 Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), through its indirect subsidiaries HAT Holdings I LLC, a Maryland limited liability company (“HAT I”), and HAT Holdings II LLC, a Maryland limited liability company (“HAT II”, and together with HAT I, the “Issuers”), issued $402.5 million aggregate principal amount of 3.750% Green Exchangeable Senior Unsecured Notes due 2028 (the “Notes”) (which includes $52.5 million aggregate principal amount of Notes offered and sold pursuant to the option of the Initial Purchasers (as defined below) to purchase additional Notes that was exercised in full) under an indenture, dated as of August 11, 2023 (the “Indenture”), among the Issuers, the Company, Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Operating Partnership”) and Hannon Armstrong Capital, LLC, a Maryland limited liability company (“HAC,” and collectively with the Company and the Operating Partnership, the “Guarantors”), as guarantors, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes were issued in a private offering in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to the initial purchasers of the Notes (the “Initial Purchasers”) and were then resold by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.

On August 11, 2023, the Company used approximately $76.3 million of the net proceeds from the sales of the Notes to repurchase approximately $76.3 million aggregate principal amount of the Company’s 0.00% Convertible Senior Notes due 2023.

The Issuers intend to allocate an amount equal to the net proceeds of the offering to acquire, invest in or refinance, in whole or in part, new and/or existing eligible green projects. Investment opportunities have already been identified and are consistent with the Company’s normal course investment profile. In addition, these projects may include projects with disbursements made during the twelve months preceding the issue date of the Notes and projects with disbursements to be made following the issue date. Prior to the full allocation of such net proceeds, the Issuers intend to invest such net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with the Company’s intention to qualify for taxation as a real estate investment trust (“REIT”).

The Notes will accrue cash interest at a rate of 3.750% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2024. The Notes will mature on February 15, 2024 (the “Maturity Date”), unless earlier repurchased, redeemed or exchanged for cash, the Company’s common stock, par value $0.01 per share (“Common Stock”) or a combination thereof, at the Issuers’ election, at or prior to maturity.

If the Issuers undergo a “fundamental change” (as defined in the Indenture) involving the Company, subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or parts of such holders’ Notes. The fundamental change repurchase price for the Notes generally will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

Prior to the close of business on the business day immediately preceding April 15, 2028, the Notes are exchangeable only upon satisfaction of one or more of the conditions and during certain periods as set forth in the Indenture. On or after April 15, 2028, the Notes are exchangeable at any time until the close of business on the second scheduled trading day immediately preceding the Maturity Date, unless the Notes have been previously redeemed or repurchased by the Issuers. The Notes are exchangeable on the terms set forth in the Indenture into cash, shares of the Common Stock, or a combination thereof, at the Issuers’ election.

Any exchange of Notes into shares of Common Stock will be subject to certain ownership limitations (as more fully described in the Indenture). The initial exchange rate for each $1,000 aggregate principal amount of the Notes is 36.8494 shares of Common Stock, equivalent to an exchange price of approximately $27.14 per share of Common Stock, which is approximately a 25.0% premium to the closing price of the Common Stock on August 7, 2023. The exchange rate is subject to adjustment in certain circumstances (as more fully described in the Indenture). In addition, following certain corporate events that occur prior to the maturity date or the Issuers’ delivery of a notice of redemption, the Issuers will increase, in certain circumstances, the exchange rate for a holder who elects to exchange its Notes in connection with such corporate event or notice of redemption, as the case may be.

The following is a brief description of the terms of the Notes and the Indenture.

Optional Redemption

The Issuers may redeem the Notes if the Company’s board of directors determines such redemption is reasonably necessary to preserve its qualification as a REIT or, in whole or in part, at the Issuers’ option, on or after August 20, 2026 and prior to the 62nd scheduled trading day immediately preceding the Maturity Date, if certain conditions are met, as set forth in the Indenture. Any shares of Common Stock issuable upon exchange of the Notes will have certain registration rights.

Guarantees

When the Notes are first issued they will be guaranteed solely by the Guarantors. None of the Company’s other subsidiaries will be required to guarantee the Notes in the future.

Ranking

The Notes will be:

•	senior unsecured obligations of the Issuers;

•

pari passu in right of payment with all of the Issuers’ existing and future senior unsecured indebtedness and senior unsecured guarantees, including the Issuers’ 6.00% Senior Notes due 2025, 3.375% Senior Notes due 2026, 3.750% Senior Notes due 2030 and 0.00% Green Exchangeable Senior Notes due 2025 as of the issue date of the Notes;

•

effectively subordinated in right of payment to all of the Issuers’ existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to any of the Issuers’ future subordinated indebtedness and subordinated guarantees; and

•	effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Issuers’ subsidiaries.

The guarantee from each Guarantor will be:

•	a senior unsecured obligation of such Guarantor;

•	pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of such Guarantor;

•

effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such Guarantor to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to any future subordinated indebtedness and subordinated guarantees of such Guarantor; and

•

effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Company’s subsidiaries (other than the Issuers) that are not guaranteeing the Notes.

The Guarantors’ guarantees of a Note will automatically terminate when such Note is exchanged for cash, shares of Common Stock or a combination thereof, at the Issuers’ election, plus any cash in lieu of fractional shares.

Events of Default

The Indenture also provides for Events of Default which, if any of them occurs, would permit or require the principal amount of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The preceding description is qualified in its entirety by reference to the Indenture a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights

In connection with the issuance and sale of the Notes, on August 11, 2023, the Issuers and the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the representatives of the Initial Purchasers of the Notes.

Pursuant to the Registration Rights Agreement, the Company has agreed, amongst other things, that it will:

•

file a shelf registration statement (the “shelf registration statement”) with the Securities and Exchange Commission (the “SEC”) and use commercially reasonable efforts to cause the shelf registration statement to become effective on or prior to the 120th day after the last original date of issuance of the Notes, covering resales of the shares of Common Stock, if any, deliverable upon exchange of the Notes;

•

use commercially reasonable efforts to keep the shelf registration statement effective to and including the earliest of (1) the 60th trading day immediately following the maturity date of the Notes (subject to extension for any suspension of the effectiveness of the shelf registration statement during such 60-trading day period immediately following the maturity date of the Notes), (2) the 60th trading day immediately following the date on which there are no longer outstanding any Notes and (3) the date on which there are no shares of Common Stock delivered or deliverable upon exchange, other than shares of Common Stock that have been sold under the shelf registration statement or Rule 144 or that are eligible to be transferred without condition as contemplated under Rule 144 of the Securities Act.

If the Company and the Issuers do not fulfill certain of their obligations under the Registration Rights Agreement with respect to the Notes, the Issuers will be required to pay additional interest to holders of the Notes. If a holder of the Notes exchanges some or all of its Notes pursuant to the Indenture, such holder will not be entitled to additional interest with respect to the consideration to be received upon such exchange. The preceding description is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information required by this Item 3.02 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

The Notes and the Common Stock deliverable upon exchange of the Notes, if any, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events.

Capped Call Transactions

On August 7, 2023, in connection with the pricing of the Notes, the Issuers and the Company (for the limited purposes set forth therein) entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain of the Initial Purchasers or their affiliates and other financial institutions (the “Option Counterparties”). In connection with the Initial Purchasers’ exercise in full of their option to purchase additional Notes, on August 10, 2023, the Issuers and the Company (for the limited purposes set forth therein) entered into additional capped call transactions with the Option Counterparties (the “Additional Capped Call Transactions”, and together with the Base Capped Call Transactions, the “Capped Call Transactions”). The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Common Stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Common Stock upon any conversion of Notes and/or offset any cash payments the Issuers are required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $43.42, which represents a premium of 100% over the last reported sale price of the Common stock on August 7, 2023, and is subject to customary adjustments. The cost of the Capped Call Transactions was approximately $37.8 million, which was paid to the Option Counterparties on August 11, 2023 in connection with the closing of the offering of Notes.

The Capped Call Transactions are separate transactions, each among the Issuers and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete, and is qualified in its entirety by reference to the full and complete text of the Form of Capped Call Confirmation, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Offering Memorandum

On August 7, 2023, the Issuers issued an offering memorandum in connection with the Issuers’ offering of the Notes. References herein to “we,” “our,” “us” and “our company” refer to the Company, Hannon Armstrong Sustainable Infrastructure, L.P., and any of the Company’s other subsidiaries.

Investments Overview

Our investments in climate solutions are focused on three markets:

•

Behind-the-Meter (“BTM”): distributed building or facility projects, which reduce energy usage or cost through the use of solar generation and energy storage or energy efficiency improvements including heating, ventilation and air conditioning systems (“HVAC”), lighting, energy controls, roofs, windows, building shells, and/or combined heat and power systems;

•

Grid-Connected (“GC”): renewable energy projects that deploy cleaner energy sources, such as solar, solar-plus-storage, stand-alone-storage, and wind, to generate or shift power production where the off-taker or counterparty may be part of the wholesale electric power markets; and

•

Fuels, Transport, and Nature (“FTN”): renewable natural gas (RNG) plants, transportation fleet enhancements, and ecological restoration projects, among others, that increase resiliency or more efficiently use natural resources.

As of June 30, 2023, we have over $5 billion of transactions in our pipeline that could potentially close in the next 12 months, of which 50% is related to BTM assets, 35% is related to GC assets and 15% is related to FTN assets. We prefer investments in which the assets use proven technology and have a long-term, creditworthy off-taker or counterparties. For BTM assets, the off-taker or counterparty may be the building owner or occupant, and our investment may be secured by the installed improvements or other real estate rights. For GC assets, the off-takers or counterparties may be utility or electric users who have entered into contractual commitments, such as power purchase agreements, to purchase power produced by a renewable energy project at a specified price with potential price escalators for a portion of the project’s estimated life.

We completed approximately $815 million of transactions during the six months ended June 30, 2023, compared to approximately $671 million during the same period in 2022. Of these transactions, 28% were public sector assets, 23% were GC Solar assets, 16% were FTN assets, 15% were residential assets, 9% were community assets and 9% were C&I assets. Our recent transactions include a 147 MW battery storage expansion to an existing solar project with 0.1 CarbonCount® savings, a $150 million facility for energy efficiency retrofits at commercial sites with 5.2 CarbonCount® savings, a 48.5MW portfolio of C&I solar and storage with 0.2 CarbonCount® savings, financing of our solar loan portfolio with 0.2 CarbonCount® savings and a $30 million investment in anaerobic digestion facilities for organic recycling with a 0.5 CarbonCount® savings.

As of June 30, 2023, pursuant to our strategy of holding transactions on our balance sheet, we held approximately $4.9 billion of transactions on our balance sheet, which we refer to as our “Portfolio,” an increase of approximately 14% from December 31, 2022. As of June 30, 2023, our Portfolio consisted of approximately 8 asset classes, with an unlevered portfolio yield of 7.7%. We seek to manage the diversity of our Portfolio by, among other factors, project type, project operator, type of investment, type of technology, transaction size, geography, obligor and maturity. For those transactions that we choose not to hold on our balance sheet, we transfer all or a portion of the economics of the transaction, typically using securitization trusts, to institutional investors in exchange for cash and/or residual interests in the assets and in some cases, ongoing fees. As of June 30, 2023, we managed approximately $5.8 billion in assets in these securitization trusts or vehicles that are not consolidated on our balance sheet. When combined with our Portfolio, as of June 30, 2023, we manage approximately $10.7 billion of assets which we refer to as our “Managed Assets.”

The following chart illustrates our Managed Assets by asset class as of June 30, 2023.

Our Portfolio totaled approximately $4.9 billion as of June 30, 2023, and included approximately $2.5 billion of BTM assets, approximately $2.1 billion of GC assets and approximately $0.3 billion of FTN assets. Approximately 47% of our Portfolio consisted of unconsolidated equity investments in renewable energy related projects. Approximately 46% consisted of fixed-rate commercial and government receivables and debt securities, which are classified as investments on our balance sheet, and 7% of our Portfolio was real estate leased to renewable energy projects under lease agreements.

The following chart illustrates our Portfolio by asset class as of June 30, 2023.

Our clients include leading clean energy and infrastructure companies and our strategy combines relationship-based investing with in-house portfolio management and engineering expertise to generate attractive risk adjusted fixed rate returns from a diversified portfolio of long-term, recurring and cash flows. We focus on projects that use proven technology and that often have contractually committed agreements with an investment grade rated off-taker or counterparties and often hold a senior or preferred position in many of our investments.

From 2014 through 2022 and from 2019 through 2022, we have experienced consistent growth in our distributable earnings per share and our dividends, respectively. As of the six months ended June 30, 2022 and 2023, we had a distributable return on equity of 13.4% and 11.6%, respectively. In recent years, we have further diversified our sources of funding as compared to the period following our initial public offering. In addition, we have developed lending relationships with more than 15 banks and have raised debt from more than 200 institutional investors.

We make our investments utilizing a variety of structures, including:

•	equity investments in either preferred or common structures in unconsolidated entities;

•	commercial and government receivables or securities; and

•	real estate.

Our equity investments in climate solutions projects are operated by various renewable energy companies or by joint ventures in which we participate. These transactions allow us to participate in the cash flows associated with these projects, typically on a priority basis. Our debt investments in various renewable energy or other sustainable infrastructure project companies or portfolios of projects are generally secured by the installed improvements, or other real estate rights. Our energy efficiency debt investments are usually assigned the payment stream from the project savings and other contractual rights, often using our pre-existing master purchase agreements with the ESCOs. We also own, both directly and through equity investments, land which is leased under long-term agreements to renewable energy projects where our investment returns are typically senior to most project costs, debt, and equity.

We often make investments where we hold a preferred or mezzanine position in a project company where we are subordinated to project debt and/or preferred forms of equity. Investing greater than 10% of our assets in any individual investment requires the approval of a majority of our independent directors. We may adjust the mix and duration of our assets over time in order to allow us to manage various aspects of our Portfolio, including expected risk-adjusted returns, macroeconomic conditions, liquidity, availability of adequate financing for our assets, and the maintenance of our REIT qualification and our exemption from registration as an investment company under the 1940 Act.

We believe we have available a broad range of financing sources as part of our strategy to fund our investments. We may finance our investments through the use of cash on hand, non-recourse debt, recourse debt, convertible or exchangeable securities or equity and may also decide to finance such transactions through the use of off-balance sheet securitization structures. When issuing debt, we generally provide the estimated carbon emission savings using CarbonCount®. In addition, certain of our debt issuances meet the environmental eligibility criteria for green bonds as defined by the International Capital Markets Association’s Green Bond Principles, which we believe makes our debt more attractive for many investors compared to such offerings that do not qualify under these principles.

We have a large and active pipeline of potential new opportunities that are in various stages of our underwriting process. We believe the Inflation Reduction Act signed into law on August 16, 2022, incentivizes the construction of and investment in climate solutions and will result in additional investment opportunities in the markets in which we invest over the next several years, which may result in increases in our pipeline in the future. We refer to potential opportunities as being part of our pipeline if we have determined that the project fits within our investment strategy and exhibits the appropriate risk and reward characteristics through an initial credit analysis, including a quantitative and qualitative assessment of the opportunity, as well as research on the relevant market and sponsor. Our pipeline of transactions that could potentially close in the next 12 months consists of opportunities in which we will be the lead originator as well as opportunities in which we may participate with other institutional investors. As of June 30, 2023, our pipeline consisted of more than $5 billion in new equity, debt and real estate opportunities. Of our pipeline, approximately 50% is related to BTM assets and 35% is related to GC assets, with the remainder related to FTN. There can, however, be no assurance with regard to any specific terms of such pipeline transactions or that any or all of the transactions in our pipeline will be completed.

As part of our investment process, we calculate the ratio of the estimated first year of metric tons of carbon emissions avoided by our investments divided by the capital invested to quantify the carbon impact of our investments. In this calculation, which we refer to as CarbonCount®, we use emissions factor data, expressed on a carbon dioxide equivalent basis representing the locational marginal emissions associated with a project’s location to an estimate of a project’s energy production or savings to compute an estimate of metric tons of carbon emissions avoided. Refer to Environmental Metrics described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the “Q2 2023 Form 10-Q”), which is incorporated by reference herein, for a discussion of the carbon emissions avoided as a result of our investments. In addition to carbon emission avoidance, we also consider other environmental attributes, such as water use reduction, stormwater remediation benefits and stream restoration benefits.

Non-GAAP Measures

Adjusted Cash Flow from Operations plus Other Portfolio Collections

We operate our business in a manner that considers total cash collected from our Portfolio and necessary operating and debt service payments to assess the amount of cash we have available to fund investments and distributions. The line items from our Statement of Cash Flows that are relevant to this measure are highlighted in the graphic below. We believe that the aggregate of these items, which combine as a non-GAAP financial measure titled Adjusted Cash Flow from Operations plus Other Portfolio Collections, is a useful measure of the liquidity we have available from our assets to fund both new investments and our regular quarterly dividends. This non-GAAP financial measure may not be comparable to similarly titled or other similar measures used by other companies. Although there is also not a directly comparable GAAP measure that demonstrates how we consider cash available for dividend payment, set forth below is how Adjusted Cash Flow from Operations plus Other Portfolio Collections compares to GAAP Net cash provided by operating activities.

Adjusted Cash Flow from Operations plus Other Portfolio Collections differs from GAAP Net cash provided by operating activities on our Statement of Cash Flows, in that it (A) excludes Changes in receivables held-for-sale, (B) adds cash flow from Equity method investment distributions received, Proceeds from sales of equity method investments, Principal collections from receivables, Proceeds from sales of receivables, Principal collections from investments, and Proceeds from sales of investments and securitization assets, and (C) subtracts Principal payments on non-recourse debt.

In addition, in order to calculate this measure for the 12 months ended June 30, 2023, the following methodology should be used: (1) Apply the methodology set forth in the immediately preceding paragraph to our Statement of Cash Flows for the year ended December 31, 2022; (2) apply the methodology set forth in the immediately preceding paragraph to our Statement of Cash Flows for the quarter ended June 30, 2023; (3) apply the methodology set forth in the immediately preceding paragraph to our Statement of Cash Flows for the quarter ended June 30, 2022; (4) add the result obtained in clause (2) above to the result obtained in clause (1) above; and (5) subtract the result obtained in clause (3) from the result obtained in clause (4) above. This measure is not intended to demonstrate an alternative view of cash available from investment returns for dividend payment. Our Statement of Cash Flows for the year ended December 31, 2022 is included in the graphic below. Our Statements of Cash Flows for the three months ended June 30, 2023 and June 30, 2022 are included in our Quarterly report for the quarter ended June 30, 2023 that is incorporated herein by reference. Also, Adjusted Cash Flow from Operations plus Other Portfolio Collections differs from Net cash provided by (used in) investing activities in that it excludes many of the uses of cash used in our investing activities such as in Equity method investments, Purchases of and investments in receivables, Purchases of real estate, Purchases of investments, Funding of escrow accounts, and excludes Withdrawal from escrow accounts, and Other.

In addition, Adjusted Cash Flow from Operations plus Other Portfolio Collections is not comparable to Net cash provided by (used in) financing activities in that it excludes many of our financing activities such as proceeds from common stock issuances and borrowings and repayments of unsecured debt.

For the years ended December 31, 2022 and 2021, our Net cash provided by operating activities was $0 and $13 million, respectively.

The following table illustrates the calculation of Adjusted Cash Flow from Operations plus Other Portfolio Collections from our GAAP Statement of Cash Flows:

The following table illustrates our cash flow sources and uses for the 12 months ended June 30, 2023 and the years ended December 31, 2022 and 2021:

$ millions[1]	2Q23 TTM	2022	2021
Adjusted Cash Flow from Operations Plus Other Portfolio Collections	$ 228	$287	$259
(-) Dividend	($ 139)	($132)	($114)

(=) Cash Available for Reinvestment	$ 89	$155	$146
(-) Investments Funded[2]	($1,224)	($871)	($960)
(+) Capital Raised	$ 957	$693	$796
Other Sources/Uses of Cash	$ 25	($ 51)	($ 41)

Change in Cash	($ 152)	($ 74)	($ 59)

(1)	Amounts may not sum due to rounding
(2)	Does not include receivables held-for-sale

Adjusted Cash Flow from Operations plus Other Portfolio Collections historically have exceeded dividends and we have reinvested the excess cash flows in our Portfolio.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 11, 2023 by and among HAT Holdings I LLC and HAT Holdings II LLC, as issuers, and Hannon Armstrong Sustainable Infrastructure Capital, Inc., Hannon Armstrong Sustainable Infrastructure, L.P., and Hannon Armstrong Capital, LLC, as guarantors, and U.S. Bank Trust Company, National Association, as trustee (including the form of HAT Holdings I LLC’s and HAT Holdings II LLC’s 3.750% Green Exchangeable Senior Unsecured Note due 2028).

10.1	Registration Rights Agreement, dated as of August 11, 2023, by and among HAT Holdings I LLC, HAT Holdings II LLC, and Hannon Armstrong Sustainable Infrastructure Capital, Inc. and the representatives of the Initial Purchasers party thereto.

99.1	Form of Capped Call Confirmation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Dated: August 11, 2023	By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and Chief Legal Officer